UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 12, 2020

Video River Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 0-30786	87-0627349
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

            The staff of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) performed a periodic review of Video River Networks, Inc.’s (the “Company”) Form 10-12G, filed on June 10, 2020 and raised a concern on the classification of the Company’s Real Estate Inventory balance, which was inadvertently accounted for using “Fair market” value instead of the “historical cost” required by U.S. GAAP.  After review, the management of the Company reached a determination that, due to certain accounting errors described below, the following consolidated financial statements of the Company may no longer be relied upon: (i) the audited consolidated financial statements for the year ended December 31, 2019, included in the Company’s Form 10-K for the year ended December 31, 2019; and (ii) the unaudited consolidated financial statements for the periods ended March  31, 2020, included in the Company’s Forms 10-Q for the periods then ended.

Management reached such conclusions following its evaluation of the SEC staff’s comments and consultations with its independent auditor, for the following reasons.  Based upon management’s evaluation of the SEC staff’s comments, the Company has concluded that the  classification of the Company’s Real Estate Inventory balance was done in error and must be reclassified and such reclassification will require a restatement of the Company’s audited consolidated financial statements for the years ended December 31, 2019, and its unaudited financial statements for the periods ended March 31, 2020.

Management of the Company is evaluating the impact of the restatements of the previously issued financial statements on its assessments of the effectiveness of its internal control over financial reporting as of the applicable periods and such assessment will be included in the amendments to the foregoing filings.

A copy of this Form 8-K was provided to the Company’s independent auditor prior to its filing with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Video River Networks, Inc.

Dated:	October 12, 2020 By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM
President and CEO